UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 28, 2020, the Compensation Committee of the Board of Directors of Dynex Capital, Inc. (the “Company”) approved new employment agreements with the Company’s Co-Chief Investment Officer, Smriti L. Popenoe (the “Popenoe Agreement”) and its Chief Financial Officer and Chief Operating Officer, Stephen J. Benedetti (the “Benedetti Agreement”), and approved and recommended that the independent members of the Board of Directors of the Company (the “Board”) approve a new employment agreement with its Chief Executive Officer, Byron L. Boston (the “Boston Agreement” and together with the Popenoe Agreement and the Benedetti Agreement, the “Employment Agreements”). On August 31, 2020, the independent members of the Board approved the Boston Agreement. The Employment Agreements are effective as of August 31, 2020 for Mr. Boston and August 28, 2020 for Ms. Popenoe and Mr. Benedetti. The Boston Agreement supersedes the current employment agreement with the Company, dated December 8, 2016 that would have expired on December 31, 2020, and the Popenoe Agreement and the Benedetti Agreement are successors to their prior employment agreements with the Company that expired on March 1, 2020.
Each Employment Agreement provides for an initial three-year term, which will be extended automatically for an additional year at the end of the initial term and each year thereafter, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the end of the then-current term. Upon a Change in Control (as defined in the Employment Agreements), the term of each Employment Agreement will be extended automatically for a period of two years.
The Employment Agreements reflect the current annual base salaries of Mr. Boston, Ms. Popenoe and Mr. Benedetti at the rates of $750,000, $500,000 and $450,000, respectively, which may be increased or decreased, but not below the current annual base salaries without the executive’s consent, and may not be decreased following a Change in Control. Each executive is eligible to receive annual cash incentive awards pursuant to the Dynex Capital, Inc. Annual Cash Incentive Plan (or any successor plan). The minimum target annual cash incentive award for Mr. Boston is 200% of his base salary, and for Ms. Popenoe and Mr. Benedetti, 150% of their respective base salaries. The maximum annual cash incentive award for Mr. Boston shall be not less than 400% of his annual base salary, and for Ms. Popenoe and Mr. Benedetti, 300% of their respective base salaries. Each executive is also eligible to receive annual long-term incentive awards pursuant to the Company’s 2020 Stock and Incentive Plan (or any successor plan) at the minimum target amount of $1,400,000 for Mr. Boston, $750,000 for Ms. Popenoe and $652,500 for Mr. Benedetti. The actual annual cash incentive award and long-term incentive award payouts may be more or less than target, but cannot exceed the maximum amounts established.
Each executive remains entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans. Each executive continues to be eligible for a company-provided cell phone, personal data assistant and business-related usage fees for such items, as well as a reimbursement for the cost of an annual concierge medical services program.
Under the Employment Agreements, each executive’s employment may be terminated by the Company with or without “Cause” (as defined in the Employment Agreements). If the executive resigns for “Good Reason” (as defined in the Employment Agreements) or the executive’s employment is terminated by the Company without Cause, not in connection with a Change in Control, the executive is entitled to receive a lump sum severance payment equal to a multiple of the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual incentive awards paid for the prior three years. The multiple for Mr. Boston is two and the multiple for Ms. Popenoe and Mr. Benedetti is 1.5. Additionally, each executive will be entitled to receive (a) any amounts already earned but not yet paid (the “Accrued Obligations”); (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 24 months for Mr. Boston and 18 months Ms. Popenoe and Mr. Benedetti; (c) a prorated annual cash incentive award for the year of termination (prorated for time employed through the date of termination and based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) (a “Prorated Annual Incentive Award”); and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
The Employment Agreements contain a “double trigger” provision for severance in a Change in Control context. If the executive resigns for Good Reason or the executive’s employment is terminated by the Company without Cause on or within two years after a Change in Control, the executive will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) the executive’s annual base salary at the time of termination and (ii) the average of the executive’s annual incentive awards paid for the prior three years. Additionally, each executive will be entitled to receive (a) his or her Accrued Obligations; (b) continued medical, dental, life and disability insurance coverage (or payment in lieu) for 36 months; (c) a Prorated Annual Incentive Award for the year of termination; and (d) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement. .
If the executive’s employment terminates due to death, the Employment Agreements provide for a lump sum payment to the executive’s estate of an amount equal to the sum of (i) the executive’s annual base salary at the time of the executive’s death and (ii) the average of the executive’s annual incentive awards paid for each of the prior three years. The executive’s estate will also be entitled to (a) the applicable Accrued Obligations; (b) a Prorated Annual Incentive Award for the year of death and (c) full vesting of the executive’s unvested equity awards. If the executive’s employment terminates due to disability, the executive will be entitled to receive (x) his or her Accrued Obligations; (y) an annual cash incentive award for the year of termination (based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and (z) full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
The Employment Agreements provide that if the Company determines not to renew the agreement at the end of any term and terminates the executive’s employment without Cause at the end of the term, the executive will be entitled to receive the same severance payments described above for a termination by the Company without Cause. In the event the Company determines not to renew the agreement at the end of any term and does not offer the executive a comparable replacement employment agreement, the executive may terminate his or her employment for Good Reason and receive the same severance payments described above for a termination by the executive for Good Reason.
Except for the Accrued Obligations, payment of all of the severance payments discussed above (other than in the event of death) remains contingent on the executive signing a release in favor of the Company and its affiliates.
The Employment Agreements provide for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction.
The Employment Agreements also provide for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by federal or state law or regulation or stock exchange requirement. Under the Employment Agreements, the executives remain subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following the executive’s employment for five years (or longer if the confidential information is a trade secret), (ii) a non-solicitation covenant that applies during and for 12 months following the executive’s employment, and (iii) a non-competition covenant that applies during the executive’s employment and for 90 days following the executive’s employment if the executive does not receive severance benefits and for six months following the executive’s employment if he or she receives severance benefits.
The full text of the Employment Agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Departure of Director

On August 31, 2020, Director Barry A. Igdaloff notified the Company’s Board of his decision to resign from the Board and all committees on which he served, effective immediately. Mr. Igdaloff’s decision was based on personal reasons and was not a result of any disagreement between Mr. Igdaloff and the Company on any matter relating to the Company’s operations, policies, personnel or practices.

 Mr. Igdaloff has been a director of the Company since 2000. The Company and the Board are grateful to Mr. Igdaloff for his contributions throughout his 20-year service.

The Board intends to appoint a new director to fill the vacancy created by Mr. Igdaloff’s resignation. The Board is in the process of implementing a board refreshment and diversity policy that is intended to provide the Board with the best combination of knowledge, skills, experience and perspectives (including with respect to gender, age, race, culture and experience) among its members, to oversee and support the Company’s strategy for the future. As part of this initiative, the Board is actively searching for director candidates who will further diversify the Board’s composition as it relates to gender, age, race, culture and experience.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 31, 2020, between Dynex Capital, Inc. and Byron L. Boston
10.2	Employment Agreement, dated as of August 28, 2020, between Dynex Capital, Inc. and Smriti L. Popenoe
10.3	Employment Agreement, dated as of August 28, 2020, between Dynex Capital, Inc. and Stephen J. Benedetti
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	September 3, 2020	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer